CERTIFICATE OF INCORPORATION

OF

Potomac Capital Joint Leasing Corporation

          1. The name of the corporation is:

                    Potomac Capital Joint Leasing Corporation

          2. The address of its registered office in the state of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is on thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000,00).

          5A. The name and mailing address of each incorporator is as follows:

NAME V. A. Brookens D. L. Sipple M. C. Kinnamon	MAILING ADDRESS 100 West Tenth Street Wilmington, Delaware 19801 100 West Tenth Street Wilmington, Delaware 19801 100 West Tenth Street Wilmington, Delaware 19801
5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:
NAME H. Lowell Davis Stanley J. Bright Edward A. Caine	MAILING ADDRESS 1900 Pennsylvania Avenue, NW Suite 803 Washington, D.C. 20068

          6. The corporation is to have perpetual existence

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation

          8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators here in before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 31st day of October, 1983.

/s/ V. A. Brookens V. A. Brookens /s/ D. L. Sipple D. L. Sipple /s/ M. C. Kinnamon M.C. Kinnamon

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

          Potomac Capital joint Leasing Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          The present registered agent of the corporation is The Corporation Trust Company and the present registered office of the corporation is in the County of New Castle.

          The Board of Directors of Potomac Capital Joint Leasing Corporation adopted the following resolution on the 19th day of November, 1984.

          RESOLVED, that the appropriate officers of the Corporation are authorized to take such steps as may be necessary or convenient to amend the Certificate of Incorporation to provide that the registered office of the Corporation shall be established and maintained at 1100 North Market Street, in the City of Wilmington, State of Delaware, and in order to provide that the name of the registered agent at such address is Financial Services (Delaware), Inc.

          IN WITNESS WHEREOF, Potomac Capital Joint Leasing Corporation has caused this statement to be signed by H. Lowell Davis, its President and attested by Thomas E. O' Dea, its Vice President and Secretary, this 4th day of December, 1984.

ATTEST: By: /s/ Thomas E. O'Dea Vice President and Secretary	By /s/ H. L. DAVIS President
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/06/1992 923115283 - 2020272

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
AFTER PAYMENT OF CAPITAL
OF
POTOMAC CAPITAL JOINT LEASING CORPORATION
PURSUANT TO SECTION 242 OF THE
GENERAL CORPORATION LAW

          The undersigned, being the president and secretary of Potomac Capital Joint Leasing Corporation, hereby certify that:

          1. The name of the Corporation is Potomac capital Joint Leasing Corporation.

          2. A Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on October 31, 1983 and a certified copy thereof was recorded on October 31, 1983 in the office of the Recorder of Deeds of New Castle County, Delaware.

          3. ARTICLE 4 of the Certificate of Incorporation of the Corporation which deals with authorized shares is hereby amended to increase the aggregate number of shares which the Corporation shall have authority to issue from 1,000 shares of the par value of $1per share to 2,000 shares of the par value of $1 per share. To effect such amendment, ARTICLE 4 is hereby amended to read as follows:

4. The total number of shares of stock which the Corporation shall have authority to issue is two thousand (2,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Two Thousand Dollars ($2,000.00).

          4. The capital of the Corporation will not be reduced under or by reason of the foregoing amendment.

          5. The foregoing amendment to the certificate of incorporation has been duly adopted in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Potomac Capital Joint Leasing Corporation has caused its corporate seal to be hereunto affixed and this Certificate' to be signed by the president of the Corporation, and attested by its secretary this 3rd day of November, 1992.

/s/ PAUL F. NAUGHTON Paul F. Naughton President

[SEAL]

Attest:

/s/ WM. SHAPIRO
William Dana Shapiro
Secretary

District of Columbia                       )    ss:

          BE IT REMEMBERED, that on this 3rd day of November, 1992, personally appeared before me Paul F. Naughton, known to me personally to be such, who executed the foregoing Certificate of Amendment of the Certificate of Incorporation, and acknowledged that he is the President of Potomac Capital Joint Leasing Corporation, that he executed the foregoing document as President of said corporation, and that the statements contained therein are true.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office and day and year aforesaid.

/s/ CHERYL A. LONGENECKER Notary Public My Commission Expires: 1-31-95

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

OFFICE AND REGISTERED AGENT

OF

POTOMAC CAPITAL JOINT LEASING CORPORATION

          The Board of Directors of:

                    POTOMAC CAPITAL JOINT LEASING CORPORATION

a Corporation of the State of Delaware, on this _9th_ day of __June__, A.D. 1997, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

          The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.

                    POTOMAC CAPITAL JOINT LEASING CORPORATION

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Secretary this 9th day of June A.D. 1997.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/20/1997 971207047 - 2020272	/s./ LESLIE C. ZIMBERG Authorized Officer